Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256913, No. 333-251913 and No. 333-224353) of Imageware Systems, Inc. of our report dated April 14, 2022, relating to the consolidated financial statements of Imageware Systems, Inc., appearing in this Annual Report on Form 10-K/A of Imageware Systems, Inc. for the year ended December 31, 2021.

/s/ BAKER TILLY US, LLP

Irvine, California

July 19, 2022